EXHIBIT 4.4

TRANSFER AGENT INSTRUCTIONS

S&W SEED COMPANY

December 30, 2014

Transfer Online, Inc.
512 SW Salmon St.
Portland, OR 97214
Telephone: (503)227-2950
Facsimile: (503) 227-6874
E-mail: carolyn@transferonline.com
Attention: Carolyn Hall

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of December 30, 2014 (the "Purchase Agreement"), by and among S&W Seed Company, a Nevada corporation (the "Company"), and each purchaser identified on the signature pages thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders (i) senior secured convertible debentures (the "Debentures"), which are convertible into shares of the common stock of the Company, par value $0.001 per share (the "Common Stock"), and (ii) warrants (the "Warrants"), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon conversion of the Debentures (the "Conversion Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Notice of Conversion, in the form attached hereto as Exhibit I; and

(ii) to issue shares of Common Stock upon exercise of the Warrants (the "Warrant Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Notice of Exercise, in the form attached hereto as Exhibit II.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) sales of the Conversion Shares and/or the Warrant Shares may be made in conformity with Rule 144 under the Securities Act ("Rule 144") and (b) if applicable, a copy of such registration statement, then within three (3) business days of your receipt of a notice of transfer, Notice of Conversion or Notice of Exercise, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Conversion Shares and/or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not registered for resale under the Securities Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SELECTED BY THE HOLDER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Holders and Company expressly understand and agree that nothing in this irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent to do, take or not do take any action that would be contrary to any federal or state law, rule, or regulation including but expressly not limited to both the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934 as amended, and the rule and regulations promulgated there under.

Notwithstanding anything herein contained to the contrary, Transfer Online, Inc. is not a party to the Agreement and is acting only in the capacity of an administrator.  In addition, the Company must be current in all amounts owed to Transfer Online, Inc. and in good financial standing with Transfer Online Inc., before the issuance of any shares of the Common Stock herein.

In the event of any dispute or ligation between the Company and the Holders as a result of the failure to be current in all amounts owed to Transfer Online, Inc. and in good standing with Transfer Online, Inc.,  which might cause a delay in the issuance of shares of the Common Stock hereunder, Transfer Online, Inc. shall not be included in any litigation between the Company and the Holders nor have any liability to the Company or the Holders.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (858) 337-0766.

Very truly yours,

S&W SEED COMPANY

By: ___________________________
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this 30th day of December, 2014

TRANSFER ONLINE, INC.

By: _________________________
Name: __________________________
Title: ____________________________

Enclosures

cc: Hudson Bay Master Fund Ltd.
Eleazer Klein, Esq.

EXHIBIT I

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Debenture due ________ of S&W Seed Company, a Nevada corporation (the "Company"), into shares of common stock (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with any applicable prospectus delivery requirements under the applicable securities laws (or an exemption therefrom) in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: _________________
Account No: ____________________

EXHIBIT II

NOTICE OF EXERCISE

To: S&W Seed Company

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________
Signature of Authorized Signatory of Investing Entity:
____________________________________________________
Name of Authorized Signatory: __________________________
Title of Authorized Signatory: __________________________
Date: _____________________